UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2023

DOMINION ENERGY, INC

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street
Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Dominion Energy, Inc. (the “Company”) executed a definitive agreement on July 9, 2023, to sell its 50% noncontrolling limited partner interest in Cove Point LNG, LP (“Cove Point”) to a subsidiary of Berkshire Hathaway Energy Company, which currently operates the facility and owns a 100% general partner and 25% limited partner interest. The total transaction value is $3.5 billion, inclusive of transaction proceeds ($3.3 billion) and expected proceeds from the termination of related interest rate derivatives ($0.2 billion). Total after-tax proceeds of approximately $3.3 billion are expected to be used to repay debt including the existing $2.3 billion term loan secured by its noncontrolling interest in Cove Point. The sale is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Act of 1976, as amended, and a filing with the U.S. Department of Energy and the expiration of any objection or review period in connection with such filing. The sale is expected to close by year-end 2023, subject to satisfaction of the foregoing conditions, among other things.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

Date: July 10, 2023	By:	/s/ Steven D. Ridge
Steven D. Ridge
Senior Vice President and
Chief Financial Officer